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                                                                   Exhibit 10.21

                                                               EXECUTION VERSION

                           INVESTOR'S RIGHTS AGREEMENT

                                  JUNE 21, 2007

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                                TABLE OF CONTENTS

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1.  Definitions ........................................................     1

2.  Registration Rights ................................................     3
    2.1   Demand Registrations on Form S-3 .............................     3
    2.2   Piggyback Registration .......................................     5
    2.3   Delay of Registration ........................................     6

3.  Voting Rights ......................................................     6
    3.1   Board Composition ............................................     6
    3.2   Term .........................................................     6
    3.3   Compensation .................................................     6
    3.4   Termination of Voting Rights .................................     7

4.  Obligations of the Company .........................................     7
    4.1   Registration .................................................     7
    4.2   Furnish Information and Other Investor Obligations ...........     8

5.  Expenses of Registration ...........................................     8
    5.1   Demand Registration ..........................................     9
    5.2   Piggyback Registration .......................................     9

6.  Indemnification ....................................................     9

7.  Successor Indemnification ..........................................     12

8.  Reports Under Exchange Act .........................................     12

9.  Information Rights .................................................     12
    9.1   Delivery of Financial Statements .............................     12
    9.2   Inspection ...................................................     13
    9.3   Termination of Information ...................................     14
    9.4   Confidentiality ..............................................     14

10. Miscellaneous ......................................................     14
    10.1  Successors and Assigns .......................................     14
    10.2  Governing Law ................................................     15
    10.3  Arbitration ..................................................     15
    10.4  Counterparts .................................................     16
    10.5  Titles and Subtitles .........................................     16
    10.6  Notices ......................................................     16
    10.7  Amendments and Waivers .......................................     17
    10.8  Severability .................................................     17
    10.9  Entire Agreement .............................................     17
    10.10 Delays or Omissions ..........................................     18
    10.11 Acknowledgment ...............................................     18


                                        i

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                           INVESTOR'S RIGHTS AGREEMENT

          THIS INVESTOR'S RIGHTS AGREEMENT (this "Agreement") is made as of the 21st day of June, 2007, by and among NanoDynamics, Inc., a Delaware corporation (the "Company"), and Nano-applications Holdings B.V., a company with limited liability incorporated under the laws of The Netherlands (the "Investor").

                                    RECITALS

          WHEREAS, the Company and the Investor are parties to the Debenture Purchase Agreement dated as of June 15, 2007 (the "Purchase Agreement") relating to the 6% Convertible Debenture for Ten Million Dollars ($10,000,000.00) (the "Debenture"); and

          WHEREAS, in order to induce the Company to consummate the transactions contemplated by the Purchase Agreement and to induce the Investor to invest funds in the Company pursuant to the Purchase Agreement, the Investor and the Company hereby agree that this Agreement shall govern the rights of the Investor to cause the Company to register shares of Common Stock issuable to the Investor, to receive certain information from the Company, to nominate one (1) director to serve on the Company's Board of Directors (the "Board") and shall govern certain other matters as set forth in this Agreement.

                                    AGREEMENT

          NOW, THEREFORE, the parties hereby agree as follows:

     1. Definitions. For purposes of this Agreement:

          (a) "AAA" means the American Arbitration Association.

          (b) "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. The term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or general partnership or member interests, by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to control any other Person in which it or any of its Affiliates owns, directly or indirectly, a majority of the ownership interests.

          (c) "Agreement" has the meaning set forth in the preamble hereto.

          (d) "Arbitration Notice" has the meaning set forth in Section 10.3 hereto.

          (e) "Arbitrator" has the meaning set forth in Section 10.3 hereto.

          (f) "Board" means the Board of Directors of the Company.

          (g) "Common Stock" means shares of the Company's common stock, par value $0.001 per share.


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          (h) "Company" means NanoDynamics, Inc, a Delaware corporation.

          (i) "Damages" means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or Final Prospectus contained therein or any amendments or supplements thereto;
(ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

          (j) "Debenture" has the meaning set forth in the recitals hereto.

          (k) "Dispute" has the meaning set forth in Section 10.3 hereto.

          (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          (m) "Excluded Registration" means (i) a registration relating to the sale of securities to employees, directors or consultants of the Company or one of its Affiliates pursuant to a stock option, stock purchase, or similar plan;
(ii) a registration relating to a SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, (iv) a registration statement on Form S-4 or Form S-8 or any substitute form that may be adopted by the SEC, (v) a registration statement filed in connection with an exchange offer solely to the Company's existing security holders or a merger or other combination involving the Company or (vi) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities, whether or not such debt securities are also being registered.

          (n) "Final Prospectus" has the meaning set forth in Section 6(d) hereto.

          (o) "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          (p) "GAAP" means generally accepted accounting principles in the United States in effect from time to time.

          (q) "Investor" means Nano-applications Holdings B.V., a company with limited liability incorporated under the laws of The Netherlands, or its registered assigns.

          (r) "IPO" means the Company's first underwritten public offering of its Common Stock under the Securities Act.


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          (s) "Person" means an individual, a partnership, a corporation
(including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

          (t) "Piggyback Registration" has the meaning set forth in Section 2.2 hereto.

          (u) "Purchase Agreement" has the meaning set forth in the recitals hereto.

          (v) "Registrable Securities" means the Common Stock issuable or issued upon conversion of the Debenture and any additional shares of Common Stock issuable or issued in respect thereof pursuant to any corporate recapitalization event that may hereafter be effectuated by the Company, including but not limited to any stock split or stock dividend that may be declared, paid and/or issued by the Company with respect to its Common Stock; provided however, that Registrable Securities shall not include any shares hereafter transferred in a transaction in which the transferor's rights under this Agreement with respect to such shares were not assigned.

          (w) "Registrable Securities then outstanding" means the number of shares determined by adding (i) the number of shares of outstanding Common Stock that are Registrable Securities (ii) the number of shares of Common Stock issuable (but not yet issued) pursuant to any then-exercisable conversion rights under the Debenture, and (iii) the number of shares of Common Stock issuable (but not yet issued) by the Company in respect of those shares of Common Stock described in subsections (i) and (ii) of this definition pursuant to any corporate recapitalization event that may hereafter be effectuated by the Company, including but not limited to any stock split or stock dividend that has been declared but not yet paid or issued by the Company with respect to those shares of Common Stock.

          (x) "SEC" means the United States Securities and Exchange Commission.

          (y) "SEC Rule 144" means Rule 144 promulgated by the SEC under the Securities Act.

          (z) "SEC Rule 145" means Rule 145 promulgated by the SEC under the Securities Act.

          (aa) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          (bb) "Selling Expenses" means all underwriting fees, discounts, selling commissions and transfer taxes allocable to the sale of Registrable Securities.

     2. Registration Rights.

The Company covenants and agrees as follows:

          2.1 Demand Registrations on Form S-3.


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               (a) If, at any time after the first anniversary of the closing of the IPO and prior to the date on which the Investor may sell, transfer, assign or otherwise dispose of all of its Registrable Securities without restriction pursuant to Rule 144(k) under the Securities Act, the Company receives a request from the Investor that the Company file a Form S-3 registration statement with respect to the Registrable Securities then outstanding (each, a "Demand Registration"), then the Company shall as soon as practicable, and in any event within ninety (90) days after the date such request is given by the Investor, file a Form S-3 registration statement under the Securities Act with respect to the Registrable Securities that the Investor requested to be registered, provided, however, that the Company's obligations under this Section 2.1 shall apply only if (i) the Company is qualified, at the time of the request, to file a Form S-3 under the Securities Act, and (ii) the anticipated aggregate gross proceeds of the sale of such Registrable Securities pursuant to such Demand Registration, calculated based upon the number of Registrable Securities which the Investor requests to be registered and the average quoted closing price of the Common Stock for the thirty (30) trading days immediately prior to such request, shall equal or exceed $2,500,000.00 (the "Minimum Proceeds Threshold"). The Investor may not request more than two Demand Registrations pursuant to this Agreement, and without limiting the other obligations of the Company under this Agreement, the Company's obligation with respect to each such Demand
Registration under this Section 2.1(a) shall be deemed satisfied after such time as any registration statement on Form S-3 filed by the Company pursuant to a request for Demand Registration made by the Investor under this Section 2.1 has been declared effective by the SEC, or the Company has exhausted its commercially-reasonable efforts in seeking to secure the declaration of such effectiveness.

               (b) If the Investor intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to Section 2.1(a). In such event, (i) the right of the Investor to include its Registrable Securities in such registration pursuant to Section 2.1(a) shall be conditioned upon the Investor's participation in such underwriting on the terms set forth herein, and
(ii) the Investor shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters managing the offering; provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Investor materially greater than the obligations of the Investor pursuant to Section 6. The Company shall have the right to select the managing underwriter(s) for any underwritten offering requested pursuant to Section 2.1(a), which selection must be made in each case out of a pool of three underwriting firms chosen by the Company and the Investor. With respect to either Demand Registration, if the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the shares held by other holders requesting registration pursuant to piggyback registration rights granted by the Company shall be excluded from such registration statement and underwriting to the extent deemed advisable by the managing underwriter, and if a further reduction of the number of shares is required, the number of shares that may be included in such registration statement and underwriting shall be allocated among all holders requesting registration pursuant to demand registration rights granted by the Company in proportion, as nearly as practicable, to the respective number of shares of Common Stock that were requested to be registered by each holder of such demand registration rights.

               (c) Notwithstanding the foregoing obligations, with respect to either Demand Registration, if the Company furnishes to the Investor a certificate signed by the


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Company's chief executive officer stating that in the good faith judgment of the
Company's Board it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act or (iv) be materially detrimental to the Company or its stockholders for such registration statement to be filed and it is therefore necessary to defer the filing of such registration statement, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Investor is given; provided, however, that the Company may not invoke this right more than twice in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than an Excluded Registration.

          2.2 Piggyback Registration.

               (a) If, at any time after the IPO, the Company proposes to file a registration statement under the Securities Act with respect to an offering of any equity securities by the Company for its own account or for the account of any of its equity holders (other than any Excluded Registration), then the Company shall in each such case give written notice of such proposed filing to the Investor as soon as practicable (but in no event less than thirty (30) days before the anticipated effective date of such registration statement), and in such notice the Company shall offer to register such number of Registrable Securities as the Investor may request (a "Piggyback Registration"). Subject to the provisions contained in the third sentence of Section 2.2(b) below, the Company shall include in each such Piggyback Registration all Registrable Securities requested to be included in the registration for such offering by written request of the Investor made within fifteen (15) days of the Investor's receipt of the Company's notice of the registration. If at any time after giving notice of its proposal to register securities as provided above in this Section 2.2(a) and prior to the effective date of any registration statement with respect to such securities, the Company shall determine for any reason not to register such securities the Company may, in its discretion, give notice of such determination to the Investor and thereupon shall have no obligation to register any Registrable Securities in connection with such registration; provided that the Investor shall nevertheless continue to have the right to include Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

               (b) If the registration for which the Company gives notice pursuant to Section 2.2(a) is a registered public offering involving an underwriting, the Company shall so advise the Investor as a part of the written notice given pursuant to Section 2.2(a). In such event, (i) the right of the Investor to include its Registrable Securities in such registration pursuant to this Section 2.2 shall be conditioned upon the Investor's participation in such underwriting on the terms set forth herein and (ii) all holders, including the Investor, including securities to be registered in such registration shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters selected for the underwriting by the Company. If the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the Registrable Securities held by the Investor and shares held by other holders participating in such registration by their exercise of piggyback registration rights issued to them by the Company shall be excluded from such registration statement and underwriting to the extent deemed advisable by the managing underwriter, in proportion, as nearly as practicable, to the respective number of shares of Common Stock that were requested to be registered by the Investor and each such holder.

          2.3 Delay of Registration.

The Investor shall not have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

     3. Voting Rights.

          3.1 Board Composition.

The Investor shall have the right to nominate at least one (1), but not more than two (2), candidates to serve on the Board, provided that the Investor shall not nominate any Person who is, directly or indirectly, an employee, officer, director, manager, member, partner, consultant, advisor, equityholder (other than a passive holder of less than five percent of all outstanding securities) or in any other capacity an Affiliate of or associated with any direct or indirect competitor of the Company (as determined by the Company, in its sole judgment) or any supplier, customer, licensee, licensor, Affiliate, joint venture partner or investor in such competitor. The Company shall recommend one of the two nominees, at the Company's choosing, to the Company's stockholders for election to the Board and ensure that such nominee is accorded substantially equal treatment and promotion in presentation to the stockholders with all other Company candidates, but shall not be liable to the Investor in the event that the Company's stockholders fail to elect such nominee to the Board.

          3.2 Term.

Any director that may be elected to serve on the Board pursuant to Section 3.1 shall begin his or her term upon the earlier to occur of (1) the closing of the IPO and (2) the Company's filing with the SEC of a notice of withdrawal with respect to the registration statement on Form S-1 related to the IPO, or as otherwise mutually agreed upon in writing by the parties. In the event any such director subsequently dies, resigns or is removed from the Board during his or her tenure as a director, the Investor shall nominate a maximum of two (2) candidates as such director's replacement (which candidates shall also be unaffiliated in any way with any competitor of the Company to the full extent described in the proviso clause of the first sentence of Section 3.1 above) for action by the full Board as soon as practicable.

          3.3 Compensation.

If any director who may be elected to serve on the Board pursuant to Section 3.1 shall qualify as an "independent director", as defined in the Exchange Act and in the applicable rules and regulations of any national securities exchange or trading system on which the Common Stock

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may then be listed and traded, then such director shall be entitled to receive compensation equivalent to the compensation received by the Company's other directors who are not employees of the Company.

          3.4 Termination of Voting Rights.

The rights of the Investor to nominate candidates to serve on the Board pursuant to Sections 3.1 and 3.2 shall terminate upon the repayment or conversion of the full amount, including accrued interest, of the Debenture.

     4. Obligations of the Company.

          4.1 Registration.

Whenever required under Section 2.1 or Section 2.2 of this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Investor but subject to the provisions of Section 4.2 hereof, keep such registration statement effective until the distribution contemplated in the registration statement has been completed;

               (b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

               (c) furnish to the Investor such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Investor may reasonably request in order to facilitate its disposition Registrable Securities;

               (d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the Investor; provided, however, the Company shall not be required to qualify to do business, become subject to taxation or file a general consent to service of process in any such states or jurisdictions;

               (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering (provided, however, that the Company shall not be obligated by reason of this Agreement to cause a special audit to be performed with respect to the Company's financial statements in connection with such offering);

               (f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company may then be listed;

               (g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

               (h) subject to the confidentiality provisions of Section 9.4 below, promptly make available during normal business hours for inspection by the Investor, any managing underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Investor, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company's officers, directors, employees, and independent accountants to supply all information reasonably requested by the Investor and any such underwriter, attorney, accountant or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

               (i) notify the Investor promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

               (j) after such registration statement becomes effective, notify the Investor of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

          4.2 Furnish Information and Other Investor Obligations.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1 and Section 2.2 with respect to the Registrable Securities that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and any other information reasonably requested by the Company as is reasonably required to effect the registration of the Investor's Registrable Securities. In addition to the foregoing, upon its receipt of any notice from the Company that the SEC has requested the Company to amend or supplement any then-current registration statement or prospectus, or that any event has occurred, any pending corporate development exists, any error or omission in the then-current registration statement or prospectus has been discovered, or any order suspending the effectiveness of such registration statement or prospectus has been issued, the Company shall promptly commence commercially-reasonable efforts to amend such registration statement, or supplement such prospectus, to address such issue, and the Investor agrees that it shall forthwith discontinue any distribution of the Registrable Shares pursuant to the prospectus covering same until such time as the Company shall have filed any required amendment or supplement to such registration statement or prospectus, respectively, and, if so directed by the Company, shall deliver to the Company all copies of the defective prospectus covering such Registrable Shares that are then in Investor's and/or its underwriters' possession or control, and thereafter resume distribution of the Registrable Shares only in accordance with the Company's instructions, including (if so specified by the Company) pursuant to any effective amendment or supplement to the registration statement or prospectus, respectively, as may be filed by the Company.

     5. Expenses of Registration.


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

          5.1 Demand Registration.

Subject to the last sentence of this Section 5.1, all expenses up to a maximum amount of $25,000 which are incurred in connection with registrations, filings or qualifications pursuant to Section 2.1, including all registration, filing and qualification fees, printers' and accounting fees (but excluding all Selling Expenses and out-of-pocket expenses incurred by the Investor, including but not limited to the fees and expenses of the Investor's counsel, all of which shall be borne and paid by the Investor) shall be borne and shared pro rata between the Company and the Investor; provided, however, that all expenses incurred in excess of such $25,000 limit shall be borne and paid solely by the Investor. The Company shall use its reasonable efforts to minimize any costs and expenses incurred by the Investor hereunder, consistent with the Company's obligation to comply with all applicable federal and state securities laws. If the Investor is not the only shareholder selling shares pursuant to a Form S-3 registration statement filed pursuant to Section 2.1(a), then the Investor and all other selling holders shall share the Selling Expenses and all expenses in excess of $25,000 pro rata based upon the number of securities each holder requests to be registered on such registration statement.

          5.2 Piggyback Registration.

The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 2.2 hereof for each holder, including all registration, filing and qualification fees; printers' and accounting fees relating thereto and the fees and disbursements of one counsel for the selling holders selected by them, but excluding Selling Expenses related to the Registrable Securities. The Investor and each other holder shall pay its proportion of Selling Expenses relating to the sale or disposition of such holder's securities pursuant to such registration statement.

          6. Indemnification.

If any Registrable Securities are included in a registration statement under
Section 2 of this Agreement:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless the Investor, and the partners, members, officers, directors, and stockholders of the Investor; legal counsel and accountants for the Investor; any underwriter (as defined in the Securities Act) for the Investor; and each Person, if any, who controls the Investor or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to the Investor, underwriter, controlling Person or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 6(a) shall not apply to (i) amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, (ii) any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the Investor, underwriter, controlling Person or other aforementioned Person expressly for use in connection with such registration, or (iii) any Damages arising from the failure of any party


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otherwise indemnifiable by the Company pursuant to this Section
6(a) to suspend all distribution of Registrable Securities when so advised by the Company pursuant to Section 4.2.

               (b) To the extent permitted by law, the Investor will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other holder selling securities in such registration statement, and any controlling Person of any such underwriter or other holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the Investor expressly for use in connection with such registration; and the Investor will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld; and provided further that in no event shall any indemnity under this Section 6(b) exceed the proceeds from the offering received by the Investor (net of any Selling Expenses paid by the Investor), except in the case of fraud or willful misconduct by the Investor.

               (c) Promptly after receipt by an indemnified party under this
Section 6 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to control such action (on a joint basis with any other indemnifying party to which notice has been given, if applicable) and to assume the defense thereof with counsel selected by the indemnifying party; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 6, to the extent that such failure materially prejudices the indemnifying party's ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.

               (d) Notwithstanding anything else herein to the contrary, the foregoing indemnity agreements of the Company and the Investor are subject to the condition that, insofar as they relate to any Damages arising from any untrue statement or alleged untrue statement of a material fact contained in, or omission or alleged omission of a material fact from, a preliminary prospectus (or necessary to make the statements therein not misleading) that has been corrected in the form of prospectus included in the registration statement at the time it becomes effective, or any amendment or supplement thereto filed with the SEC pursuant to Rule 424(b) under the Securities Act (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any Person if a copy of the Final Prospectus was furnished to the indemnified party and such indemnified party failed to deliver, at or before the confirmation of the sale of the shares registered in such offering, a copy of the Final Prospectus to the Person asserting the loss, liability, claim, or damage in any case in which such delivery was required by the Securities Act.

               (e) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 6, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions or other actions that resulted in such loss, claim, damage, liability or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case,
(x) the Investor will not be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by the Investor pursuant to such registration statement and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall the Investor's liability pursuant to this Section 6(e), when combined with the amounts paid or payable by the Investor pursuant to Section 6(b), exceed the total aggregate amount of the proceeds from the offering received by the Investor (net of any Selling Expenses paid by the Investor), except in the case of willful misconduct or fraud by the Investor.

               (f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

               (g) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and the Investor under this Section 6 shall survive the completion of any offering of Registrable Securities in a registration under
Section 2, and otherwise shall survive the termination of this Agreement.

     7. Successor Indemnification.

If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company's Bylaws, its Certificate of Incorporation, or elsewhere, as the case may be.

     8. Reports Under Exchange Act.

With a view to making available to the Investor the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

               (a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

               (b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

               (c) furnish to the Investor, so long as the Investor owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) to the extent not publicly available, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the SEC and (iii) such other information in the possession of the Company or reasonably obtainable by it as may be reasonably requested in availing the Investor of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

     9. Information Rights.

          9.1 Delivery of Financial Statements.

The Company shall deliver to the Investor:

               (a) as soon as practicable, but in any event within forty-five
(45) days after the end of each fiscal year of the Company, (i) an unaudited balance sheet as of the end of such year, (ii) unaudited statements of income and of cash flows for such year and (iii) an unaudited statement of stockholders' equity as of the end of such year;

               (b) as soon as practicable, but in any event within forty five
(45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders' equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements shall not contain all notes thereto that may be required in accordance with GAAP);

               (c) as soon as practicable, but in any event within forty-five
(45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Investor to calculate its respective percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete and correct; and

               (d) with respect to the financial statements called for in
Section 9.1(a) and Section 9.1(b), an instrument executed by the chief financial officer and chief executive officer of the Company certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (except as otherwise set forth in Section 9.1(b)) and fairly present the financial condition of the Company and its results of operation for the periods specified therein.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Section 9.1 to the contrary, the Company may cease providing the information set forth in this Section 9.1 during the period starting with the date sixty (60) days before the Company's good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided, however, the Company's covenants under this Section 9.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

          9.2 Inspection.

The Company shall permit the Investor (provided, however, the Board has not reasonably determined that the Investor is a competitor of the Company), at the Investor's expense and during normal business hours, to visit and inspect the Company's properties; examine its books of account and records; and discuss the Company's affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this
Section 9.2 to provide access to any information that it reasonably considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

          9.3 Termination of Information.

The covenants set forth in Section 9.1 and Section 9.2 shall terminate and be of no further force or effect immediately before the consummation of the IPO.

          9.4 Confidentiality.

The Investor agrees that it will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company's intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 9.4 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company's confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that the Investor may disclose confidential information (i) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from the Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 9.4, and the Board determines that such prospective purchaser is not a competitor;
(iii) to any Affiliate, partner, member, stockholder, or wholly owned subsidiary of the Investor in the ordinary course of business, provided, however, the Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information or (iv) as may otherwise be required by law, provided, however the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

     10. Miscellaneous.

          10.1 Successors and Assigns.

The rights under this Agreement may be assigned (but only with all related obligations) by the Investor to a transferee of Registrable Securities that is not a competitor of the Company (as determined by the Company, in its sole judgment); provided, however, that (i) the Investor's Board representation and voting rights under Section 3 hereof shall not be transferable by the

Investor except to an Affiliate; (ii) the Investor's information and inspection rights under Sections 8, 9.1 and 9.2 shall not be transferable except to a transferee that, after giving effect to such transfer, holds at least fifty percent (50%) of all shares of Registrable Securities calculated on a fully-diluted basis (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations); (iii) no such transfer shall increase the total number of demand registrations exercisable under this Agreement (irrespective of whether exercised by the Investor, any such transferee(s), or both of them), increase the Company's total expenses incurred in connection therewith beyond that specified in Section 5.1, or decrease the Minimum Proceeds Threshold applicable to any demand registration; (iv) no piggyback registration rights shall be transferable except to a transferee that, after giving effect to such transfer, holds at least thirty percent (30%) of all shares of Registrable Securities calculated on a fully-diluted basis (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations); (v) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred and (vi) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement. For the purposes of determining the percentage of shares of Registrable Securities held by a transferee with respect to subsections 10.1(ii) and (iv) above, the holdings of a transferee that is an Affiliate, limited partner, retired partner, member, retired member, or stockholder of the Investor, shall be aggregated together and with those of the Investor; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

          10.2 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or any other state.

          10.3 Arbitration.

In the event of any dispute, controversy or claim arising from or relating to this Agreement or the alleged breach of this Agreement (each, a "Dispute"), representatives of the Company and the Investor shall negotiate with each other in good faith and use commercially reasonable efforts to resolve such Dispute. Such representatives shall continue to meet and discuss resolution of the dispute until the earliest to occur of the following dates: (i) an agreement shall be reached by the parties resolving the Dispute or (ii) one party shall notify the other party in writing (the "Arbitration Notice") that (a) no agreement resolving the Dispute is likely to be reached and (b) it seeks to commence an arbitration in accordance with the procedures set forth below. In the event a party delivers an Arbitration Notice, the Dispute shall be settled exclusively by final and binding arbitration in accordance with the Commercial Arbitration Rules of the AAA. The party delivering the Arbitration Notice shall notify the AAA in writing describing in reasonable detail the nature of the Dispute. Within twenty (20) days following receipt by one party of the other party's Arbitration Notice, each party shall select an arbitrator. The two arbitrators selected by the parties shall, within ten (10) days of their appointment, select as chairman of the tribunal, a third neutral arbitrator (collectively with the party-appointed arbitrators, the "Arbitrators" and each an "Arbitrator"). If the two party-appointed Arbitrators do not agree on a third neutral Arbitrator, the third Arbitrator shall be selected by the AAA. The arbitration hearing shall be held in New York, before the three Arbitrators. Each of the Arbitrators shall be unaffiliated with either party or its affiliates, shall not have any material financial dependence on either party, and shall at all times remain neutral and wholly impartial. The arbitration hearing shall commence within sixty (60) days of the appointment of the third Arbitrator. The Arbitrators will not have any power to modify the terms of this Agreement or to award punitive damages. Except as may be required by law or with the consent of all parties involved in the proceeding, neither party shall disclose or disseminate any information relating to a Dispute or to the arbitration proceedings called for hereby except for disclosure to those of its Affiliates, officers, employees, accountants, attorneys and agents whose duties reasonably require them to have access to such information. The parties in the arbitration shall share equally the costs and expenses of the arbitration. Each party shall otherwise bear its own fees and expenses.

          10.4 Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          10.5 Titles and Subtitles.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          10.6 Notices.

All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to the Company shall be sent to the following address or to such other address as the Company may designate by ten
(10) days' advance written notice to the Investor:

               NanoDynamics, Inc.
               901 Fuhrmann Boulevard
               Buffalo, New York 14203
               Attention: Chief Executive Officer

               With a copy to:
               Loeb & Loeb LLP
               345 Park Avenue

               New York, NY 10154
               Attention: Andrew M. Ross, Esq.

All communications to the Investor shall be sent to the following address or to such other address as the Investor may designate by ten (10) days' advance written notice to the Company:

               Nano-applications Holdings B.V.
               Lange Kleiweg 60F
               2288 GK Rijswijk, The Netherlands
               Attention: General Counsel

               With a copy to:
               Baker Botts L.L.P.
               910 Louisiana Street
               Houston, Texas 77002
               Attention: John Geddes

          10.7 Amendments and Waivers.

Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Investor; and provided further that any provision hereof may be waived by any waiving party on such party's own behalf, without the consent of any other party. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to the Investor without the written consent of the Investor. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder. Any amendment, termination, or waiver effected in accordance with this Section 10.7 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

          10.8 Severability.

If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          10.9 Entire Agreement.

This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

          10.10 Delays or Omissions.

No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

          10.11 Acknowledgment.

The Company acknowledges that the Investor is in the business of venture capital investing and therefore reviews the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investor from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

                            [Signature Page Follows]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        NANODYNAMICS, INC.


                                        By: /s/ KEITH BLAKELY
                                            ------------------------------------
                                        Name: Keith Blakely
                                        Title: Chief Executive Officer


                                        NANO-APPLICATIONS HOLDINGS B.V.


                                        By: /s/ OLIVER CAPON
                                            ------------------------------------
                                        Name: Oliver Capon
                                        Title: Director

                                        By: /s/ BERT DEQUAE
                                            ------------------------------------
                                        Name: Bert Dequae
                                        Title: Director

                  Signature Page to Investor's Rights Agreement